Execution Version

Exhibit 10.51

FIFTH AMENDMENT

TO

AMENDED AND RESTATED
SENIOR REVOLVING CREDIT AGREEMENT

AMONG

ROSETTA RESOURCES INC.,
as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

AND

THE LENDERS SIGNATORY HERETO

EFFECTIVE AS OF APRIL 25, 2012

FIFTH AMENDMENT TO

AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (this “Fifth Amendment”) executed effective as of April 25, 2012 (the “Fifth Amendment Effective Date”) is among ROSETTA RESOURCES INC., a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”), each of the Lenders that is a signatory hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (as successor in such capacity to BNP Paribas, with Wells Fargo, in such capacity, together with its successors, the “Administrative Agent”).

R E C I T A L S:

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Senior Revolving Credit Agreement dated as of April 9, 2009, as amended by that certain First Amendment dated as of October 1, 2009, that certain Second Amendment dated as of April 5, 2010, that certain Third Amendment dated as of December 2, 2010, that certain Fourth Amendment dated as of May 10, 2011 and that certain Resignation, Consent and Appointment Agreement dated as of  April 20, 2012 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.             The Borrower has requested and the Administrative Agent and each of the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                  Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Fifth Amendment refer to the Credit Agreement.

Section 2.                  Amendments to Credit Agreement.

2.1           Amendments to Section 1.02.

(a)              The following definitions are hereby added or amended and restated in their entirety as follows:

“‘Agreement’ means this Amended and Restated Senior Revolving Credit Agreement, as amended by the First Amendment dated as of October 1, 2009, the Second Amendment dated as of April 5, 2010, the Third Amendment dated as of December 2, 2010, the Fourth Amendment dated as of May 10, 2011, the Resignation, Consent and Appointment Agreement dated as of  April 20, 2012  and the Fifth Amendment dated as of April 25, 2012 as the same may from time to time be further amended, modified, supplemented or restated.”

“‘Approved Counterparty’ means (a) any Secured Swap Party, (b) any other Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher or (c) any other Person from time to time approved by the Majority Lenders.”

“‘Applicable Margin’ means, for any day, with respect to any ABR Loan or Eurodollar Loan or the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25% but <50%	≥50% but <75%	≥75% but <90%	>90%
ABR Loans	0.500%	0.750%	1.000%	1.250%	1.500%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin or the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the ‘Applicable Margin’ and ‘Commitment Fee Rate’ means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.”

“‘Commitment Fee Rate’ means the rate per annum set forth in the definition of Applicable Margin.”

“‘Current Production’ means, for each month, the lesser of (a) the prior month’s production of each of crude oil, natural gas liquids and natural gas, calculated individually, of the Borrower and its Restricted Subsidiaries and (b) Projected Production.”

“‘Indebtedness’ means (a) any and all amounts owing or to be owing by the Borrower, any Restricted Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) all Secured Swap Obligations; and (c) all renewals, extensions and/or rearrangements of any of the above.”

“‘Majority Lenders’ means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in the Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.”

“‘Projected Production’” means, as of any date of determination, the internally forecasted production of each of crude oil, natural gas liquids and natural gas, calculated individually, of the Borrower and its Restricted Subsidiaries for each month for the period of the next 48 months commencing on the first day of the calendar month immediately following such date of determination.”

“‘Proposed Acquisition’ has the meaning assigned in Section 9.19.”

“‘Secured Swap Agreement’ means any Swap Agreement between the Borrower, any Restricted Subsidiary or Guarantor and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”); provided that, for the avoidance of doubt, the term “Secured Swap Agreement” shall not include any transactions entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender. ”

“‘Secured Swap Obligations’ means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement.”

“‘Secured Swap Party’ has the meaning assigned to such term in the definition of Secured Swap Agreement.”

2.2           Amendment to Section 3.05(a).  The first sentence of Section 3.05(a) is hereby amended to read as follows:

The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the then applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date.

2.3           Amendment to Section 9.02(i).  Section 9.02(i) is hereby amended by deleting the words “the principal amount of which does not exceed $250,000,000 in the aggregate,” and deleting clause (iii) of such Section.

2.4           Amendments to Section 9.19.  Section 9.19 is hereby amended to (a) delete the phrase “and at any time thereafter” that appears immediately before subsection (a)(ii)(A) thereof, (b) replace the phrase “100% of the Current Production” in subsection (a)(ii)(A) with the phrase “85% of Projected Production” and (c) to add the following at the end thereof:

In addition to Swap Agreements under Section 9.19(a) and without further limitation, in connection with a proposed acquisition of Oil and Gas Properties (a “Proposed Acquisition”), the Borrower may also enter into incremental Swap Agreements with respect to the reasonably anticipated projected production from the Oil and Gas Properties subject of the Proposed Acquisition so long as (i) the Borrower or a Restricted Subsidiary has signed a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the aggregate notional volumes associated with such incremental Swap Agreements do not exceed the lesser of (A)(I) 85% of the Projected Production associated with the Oil and Gas Properties subject of such Proposed Acquisition for each month during the period during which each such Swap Agreement is in effect, for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 24 months following the date such incremental Swap Agreement is executed, (A)(II) 75% of the Projected Production associated with the Oil and Gas Properties subject of such Proposed Acquisition for each month during the period during which each such Swap Agreement is in effect, for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 25 to 36 months following the date such incremental Swap Agreement is executed, (A)(III) 50% of the Projected Production associated with the Oil and Gas Properties subject of such Proposed Acquisition for each month during the period during which each such Swap Agreement is in effect, for each of crude oil, natural gas liquids and natural gas, calculated individually, for the period of 37 to 48 months following the date such incremental Swap Agreement is executed or (B) when aggregated with notional volumes of the Borrower’s and its Restricted Subsidiaries’ existing Swap Agreements for each such period, exceed 150% of volume limitations imposed under Section 9.19(a) above, for a period not exceeding 48 months from the date such incremental Swap Agreement is executed.  The Borrower may permit such incremental Swap Agreements to remain in place so long as none of the following has occurred: (1)  undrawn availability has been reduced to less than 10% of the then effective Borrowing Base, (2) the Proposed Acquisition has been consummated, (3) the third (3rd) Business Day after such acquisition has terminated has passed or (4) the 60th day after such definitive acquisition agreement was executed has passed. If such incremental Swap Agreements are not permitted to remain in place pursuant to the preceding sentence, the Borrower shall promptly terminate or unwind such Swap Agreements; provided that the termination or unwinding of such incremental Swap Agreements, shall not cause (i) notice to be given by the Borrower to the Lenders in accordance with Section 8.18 or (ii) a Borrowing Base redetermination pursuant to Section 2.07(f).

2.5           Amendment to Section 10.02(c)(iv).  Section 10.02(c)(iv) is hereby amended and restated in its entirety to read as follows:

(iv)              fourth, pro rata to payment of principal outstanding on the Loans and payment of Secured Swap Obligations;

2.6           Amendments to Section 12.02(b).  Section 12.02(b)(vi) is hereby amended by adding the following at the end thereof:

; provided further that any waiver or amendment to Section 12.14, this proviso in this Section 12.02(b)(vi), or modification of the terms of Section 10.02(c) or amendment or modification of any Security Instrument, in each case, in a manner that results in the Secured Swap Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment or other change to the definition of “Secured Swap Agreement”, “Secured Swap Obligations” or “Secured Swap Party”, having similar effect, shall also require the written consent of each Person adversely affected thereby,

2.7           Amendment to Section 12.14.  Section 12.14 is hereby amended and restated in its entirety to read as follows:

The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations; provided that if a Person or its Affiliate ceases to be a Secured Swap Party solely because the Revolving Credit Exposures have been paid in full and the Commitments terminated, then the Liens securing such Secured Swap Agreements shall continue in favor of such Person until those obligations are paid in full in cash or otherwise expire or are terminated.  Except as expressly set forth in Section 12.02(b), no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations owed to it.

Section 3.                  Borrowing Base Redetermination.  The Lenders and the Borrower agree that from and after the Fifth Amendment Effective Date up to the next redetermination, the amount of the Borrowing Base shall be $625,000,000.  This provision does not limit the right of the parties to initiate interim redeterminations of the Borrowing Base in accordance with Section 2.07(e) or further adjustments pursuant to Section 8.13(c), Section 8.18 or Section 9.13. This Section 3 constitutes notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement.

Section 4.                  Assignments and Reallocation of Commitments and Loans; Consent to Amendments to Second Lien Term Loan Agreement.

4.1           Reallocations.  The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Commitments and to, among other things, add The Royal Bank of Canada and Credit Suisse AG as “Lenders” under the Credit Agreement (each a “New Lender”) and permit BOKF, NA dba Bank of Texas (the “Exiting Lender”) to assign all of its Maximum Credit Amounts, Commitments and Loans and cease to be a Lender under the Agreement.  The Administrative Agent and the Borrower hereby consent to such reallocation and the Lenders’ assignments of their Commitments, including assignments to the New Lenders and the assignment by the Exiting Lender.  On the Fifth Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount and Commitment of each Lender shall be as set forth on Annex I of this Fifth Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement.  With respect to such reallocation, each Lender and the Exiting Lender shall be deemed to have acquired or sold the Maximum Credit Amount and Commitment allocated to it from or to (as applicable) each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if each such Lender and the Exiting Lender had executed an Assignment and Assumption Agreement with respect to such allocation.  In connection with this Assignment and for purposes of this Assignment only, the Lenders, the New Lenders, the Exiting Lender, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 12.06(b)(ii).

4.2           Consent to Second Lien Term Loan Amendments.  The Lenders hereby consent to the concurrent amendment of the Second Lien Term Loan Agreement to conform the covenants thereof to the Credit Agreement as contemplated by this Fifth Amendment.

Section 5.                  Conditions Precedent.  The effectiveness of this Fifth Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 5, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

5.1           Payment of Fees and Outstanding Invoices.  Payment by the Borrower (a) to the Administrative Agent for the account of the Lenders a fee equal to 0.40% of the amount by which its allocated share of the Borrowing Base on the Fifth Amendment Effective Date exceeds its allocated share of the Borrowing Base immediately prior to such date and (b) of all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

5.2           Fifth Amendment; New Notes.  The Administrative Agent shall have received (a) multiple counterparts as requested of this Fifth Amendment from the Borrower, each Guarantor and the all of the Lenders and (b) duly executed Notes payable to each Lender in a principal amount equal to its Maximum Credit Amount dated as of the Fifth Amendment Effective Date.

5.3           Amendments to Security Instruments.  The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of such amendments to the Security Instruments, including the Guaranty Agreement, as are reasonably necessary to ensure that all Secured Swap Obligations are secured thereby, and amendments to the Intercreditor Agreement necessary to reflect treatment of all Secured Swap Obligations.  In addition, the Administrative Agent shall be reasonably satisfied that the Security Instruments create (or upon the recordation thereof after the Fifth Amendment Effective Date will create) first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Proved Oil and Gas Properties evaluated in the Reserve Report most recently delivered prior to the Fifth Amendment Effective Date.

5.4           Consent of Second Lien Lenders.  The holders of the Second Lien Notes shall have consented to this Fifth Amendment to the extent required by the terms of the Intercreditor Agreement.

5.5           Opinions of Counsel.  The Administrative Agent shall have received an opinion of (i) Latham & Watkins LLP, special counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent, and (ii) local counsel in Texas and any other jurisdictions requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

5.6           No Default.  No Default or Event of Default shall have occurred and be continuing as of the Fifth Amendment Effective Date.

5.7           Other Documents.  The Administrative Agent shall have received any other document it reasonably requests.

The Administrative Agent shall notify the Borrower and the Lenders of the Fifth Amendment Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to enter into the Fifth Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on April 30, 2012 (and, in the event such conditions are not so satisfied or waived, the Fifth Amendment shall become null and void).

Section 6.                  Representations and Warranties; Etc.  The Borrower and each of the Guarantors hereby affirm:  (a) that as of the date of execution and delivery of this Fifth Amendment, all of the representations and warranties contained in each Loan Document to which the Borrower and Guarantors are a party are true and correct in all material respects as though made on and as of the Fifth Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that, after giving effect to this Fifth Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 7.                  Miscellaneous.

7.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment.

7.2           Ratification and Affirmation of Borrower and Guarantors.  Each of the Guarantors and the Borrower hereby expressly (i) acknowledges the terms of this Fifth Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guaranty Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

7.3           Counterparts.  This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

7.4           No Oral Agreement.  This written Fifth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

7.5           Governing Law.  This Fifth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the state of New York.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed effective as of the date first written above.

BORROWER:	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale
Name: John E. Hagale
Title: Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	ROSETTA RESOURCES OFFSHORE, LLC

ROSETTA RESOURCES HOLDINGS, LLC

ROSETTA RESOURCES OPERATING LP
By: Rosetta Resources Operating GP, LLC, its general partner

ROSETTA RESOURCES GATHERING LP
By: Rosetta Resources Operating LP, its general partner
By: Rosetta Resources Operating GP, LLC, its general partner

ROSETTA RESOURCES OPERATING GP, LLC

By:	/s/ John E. Hagale
Name: John E. Hagale
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page – Fifth Amendment
1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Scott Hodges
Name: Scott Hodges
Title: Managing Director

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Scott Hodges
Name: Scott Hodges
Title: Managing Director

BANK OF MONTREAL

	By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

COMPASS BANK

	By:	/s/ Ann Van Wagener
Name: Ann Van Wagener
Title: Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Vice President

Signature Page – Fifth Amendment
2

UNION BANK, N.A.

By:	/s/ Paul E. Cornell
Name: Paul E. Cornell
Title: Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Sandra M. Serie
Name: Sandra M. Serie
Title: Vice President

COMERICA BANK

By:	/s/ Jeff Treadway
Name: Jeff Treadway
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Vice President

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Associate

Signature Page – Fifth Amendment
3

THE ROYAL BANK OF CANADA

By:	/s/ Chris Benton
Name: Chris Benton
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kenneth R. Baston, III
Name: Kenneth R. Baston, III
Title: Vice President

THE FROST NATIONAL BANK

By:	/s/ Andrew A. Merryman
Name: Andrew A. Merryman
Title: Sr. Vice President

BOKF, NA DBA BANK OF TEXAS, solely as an Exiting Lender

By:	/s/ Mari Salazar
Name: Mari Salazar
Title: Senior Vice President

Signature Page – Fifth Amendment
4

BNP PARIBAS

By:	/s/ PJ De Filippis
Name: PJ De Filippis
Title: Managing Director

By:	/s/ Michiel V.M. van der Voort
Name: Michiel V.M. van der Voort
Title: Managing Director

Signature Page – Fifth Amendment
5

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	11.99%	$89,900,000
Bank of Montreal	9.6%	$72,000,000.00
Compass Bank	9.6%	$72,000,000.00
JPMorgan Chase Bank, N.A.	9.6%	$72,000,000.00
Union Bank, N.A.	9.6%	$72,000,000.00
Bank of America, N.A.	8.0%	$60,000,000.00
Comerica Bank	8.0%	$60,000,000.00
Credit Suisse AG, Cayman Islands Branch	8.0%	$60,000,000.00
The Royal Bank of Canada	8.0%	$60,000,000.00
U.S. Bank National Association	8.0%	$60,000,000.00
Amegy Bank National Association	4.8%	$36,000,000.00
The Frost National Bank	4.8%	$36,000,000.00
BNP Paribas	0.133%	$100,000.00
TOTAL	100.0%	$750,000,000.00

Annex I